Exhibit 99.3

SCIPHER MEDICINE CORPORATION

AMENDMENT NO. 1 TO

CONVERTIBLE NOTE PURCHASE AND INVESTMENT OBLIGATION AGREEMENT

This Amendment No. 1 to Convertible Note Purchase and Investment Obligation Agreement is made as of June 23, 2026 (this “Amendment”), by and among Scipher Medicine Corporation, a Delaware corporation (the “Company”), and certain of the persons and entities (the “Purchasers”) listed on Exhibit A-1 to that certain Convertible Note Purchase and Investment Obligation Agreement dated as of March 5, 2026 (the “Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings as defined in the Purchase Agreement.

RECITALS

WHEREAS, the Purchase Agreement specifies that the Strategic Transaction Closing Deadline shall be a date that is on or prior to June 30, 2026, as determined by the Board.

WHEREAS, the Company and the Purchasers now desire to amend the Purchase Agreement to allow the Strategic Transaction Closing Deadline to be a date that is on or prior to July 31, 2026, as determined by the Board.

WHEREAS, Section 6.8 of the Purchase Agreement provides that any term of the Purchase Agreement may be amended, terminated or waived with the written consent of the Company and the holders of Notes or Prior Notes issued by the Company representing at least sixty percent (60%) of the aggregate principal amount of the Notes and Prior Notes then outstanding (the “Requisite Purchasers”).

WHEREAS, the undersigned parties constitute the Requisite Purchasers.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and the undersigned Purchasers agree as follows:

1. Amendment to Section 1.4 of Purchase Agreement. Section 1.4 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“1.4 Investment Obligation for Strategic Transaction. By executing this Agreement, each Purchaser agrees that, if at any time on or prior to July 20, 2026, and subject to the terms and conditions set forth in this Section 1.4, the Board approves a Strategic Transaction, then each Purchaser shall wire to the Company an amount equal to or greater than such Purchaser’s Strategic Transaction Pro Rata Amount on or before the Strategic Transaction Closing Deadline (such obligation of each Purchaser, the “Investment Obligation”), which funds shall be maintained by the Company in accordance with Section 1.7(b) below. Any such funds wired by a Purchaser to the Company shall be referred to as “Investment Obligation Funds.” The “Strategic Transaction Closing Deadline” shall be a date on or prior to July 31, 2026, as determined by the Board, which date shall be no earlier than five (5) Business Days following the Company’s delivery to the Purchasers of a notice (the “Strategic Transaction Closing Notice”) confirming the Board’s approval of a Strategic Transaction and the date of the Strategic Transaction Closing Deadline. Upon prior written notice to the Company, any Purchaser may fulfill its Investment Obligation by wiring such Purchaser’s Strategic Transaction Pro Rata Amount to the Company at any time on or prior to the Strategic Transaction Closing Deadline. Each Purchaser agrees that, in the event that the Board approves a Strategic Transaction, such Purchaser will execute and deliver to the Company all of the transaction documents approved by the Board related to the PIPE (as defined below); provided that such documents (i) are the same documents to be entered into by the other investors participating in the PIPE, and (ii) have customary exceptions applicable to the Purchaser, including limited representations, warranties, liability and indemnification obligations for the Purchaser.”

2. Amendment to Section 1.7(b) of Purchase Agreement. Section 1.7(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The Company agrees that all Investment Obligation Funds will be held by the Company in escrow for the benefit of the Purchaser that wired such Investment Obligation Funds to the Company and that such funds shall be used solely for the purchase of shares of common stock (or their equivalent) of Chemomab Therapeutics Ltd. (“Chemomab”) in a private placement in public equity transaction (the “PIPE”), effective as of the closing of such Strategic Transaction. In the event (a) the Company and Chemomab enter into a definitive merger or similar agreement for the Strategic Transaction and such definitive agreement is subsequently terminated, or (b) the PIPE is not consummated by July 31, 2026, the Company shall promptly return to each Purchaser the amount of the Investment Obligation Funds such Purchaser wired to the Company. Except as expressly provided in this Section 1.7(b), no Purchaser shall have any right to the return of such Purchaser’s Investment Obligation Funds wired to the Company.”

3. Full Force and Effect. To the extent not expressly amended hereby, the Purchase Agreement shall remain in full force and effect.

4. Entire Agreement. This Amendment, together with the Purchase Agreement and all exhibits thereto and references therein, constitute the entire agreement among the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

5. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

6. Modification. This Amendment may only be altered, amended or modified in accordance with the relevant provisions of the Purchase Agreement.

7. Counterparts. This Amendment may be executed and delivered by facsimile or electronic signature in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signature page follows)

2

In Witness Whereof, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:

SCIPHER MEDICINE CORPORATION

By:	/s/ Reginald Seeto
Name:	Reginald Seeto
Title:	President and Chief Executive Officer

Signature Page To Scipher Medicine Corporation

Amendment No. 1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

KHOSLA VENTURES SEED D, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel
Address:	[***]

KHOSLA VENTURES VI, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

NORTHPOND VENTURES, LP

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory
Address:	[***]

NORTHPOND CAPITAL, LP

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory
Address:	[***]

NORTHPOND VENTURES III, LP

By: Northpond Ventures III GP, LLC

Its: General Partner

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 1

IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first written above.

INVESTORS:

BLUE OWL HEALTHCARE OPPORTUNITIES IV LP

By: Blue Owl Healthcare Opportunities GP IV LLC, its general partner

By:	/s/ Tim Anderson
Name:	Tim Anderson
Title:	Authorized Signatory

BLUE OWL HEALTHCARE OPPORTUNITIES EF IV LP

By: Blue Owl Healthcare Opportunities GP IV LLC, its general partner

By:	/s/ Tim Anderson
Name:	Tim Anderson
Title:	Authorized Signatory
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 1